Exhibit 99.2

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

Consolidated Financial Statements

September 30, 2012 and 2011

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

 (Formerly Green Automotive Company Corporation)

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2012	2011
Current Assets
Cash	$57,003	$906
Notes receivable	308,668	-
Inventory and supplies	263,489	263,489
Other	492,174	36,300
Total Current Assets	1,121,334	300,695

Property and Equipment, net	222,015	7,699

Other Assets
Intangibles	3,733,543	-
Investment in licenses, net	-	331,267
Total Other Assets	3,733,543	331,267

Total Assets	$5,076,892	$639,661

Current Liabilities
Accounts payable and accrued expenses	$401,144	$165,445
Accounts payable and accrued expenses-Related parties	145,500	452,064
Deferred revenue	125,446	-
Current portion of notes payable	329,708	-
Credit facility and other advances	125,000	-
Derivative liability	1,566,988	1,373,045
Other	43,225	-
Total Current Liabilities	2,737,011	1,990,554

Long-term Liabilities
Notes payable, net of current maturities	408,537	-
Total Long-term Liabilities	408,537	-

Total Liabilities	3,145,548	1,990,554

Stockholder's Equity/(Deficit)
Preferred stock, Class A Convertible Preferred Stock 100,000,000 shares and 1 share authorized at September 30, 2012 and December 31, 2011, $.001 par value, 830,000 and 0 shares issued and outstanding at September 30, 2012 and December 31, 2011	830	500
Common stock, 900,000,000 shares authorized $.001 par value, 326,997,288 and 272,750,110 shares issued and outstanding at September 30, 2012 and December 31, 2011	326,997	272,750
Additional paid-in capital	8,091,174	3,997,036
Accumulated other comprehensive (loss)	(9,115)	-
Accumulated deficit	(6,478,542)	(5,621,179)

Total Stockholder's Equity/(Deficit)	1,931,344	(1,350,893)
Total Liabilities and Stockholders' Equity/(Deficit)	$5,076,892	$639,661

The accompanying notes are an integral part of these consolidated financial statements.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

 (Formerly Green Automotive Company Corporation)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenues	$426,958	$-	$426,958	$-
Cost of Goods Sold	155,306	-	155,306	-
Gross Profit	271,652	-	271,652	-

Operating Expenses
Depreciation and amortization	58,505	26,149	218,515	137,503
Research and development	6,363	-	6,363	-
General and administrative	319,103	429,737	533,134	880,130
	383,971	455,886	758,012	1,017,633

Income before other expenses	(112,319)	(455,886)	(486,360)	(1,017,633)

Other Income (Expenses)
Gain on disposal of property and equipment	2,076	9,784	2,076	9,784
Change in fair value of derivative liability	(193,943)	-	(230,254)	-
Impairment of assets	(136,365)	-	(136,365)	-
Interest expense	(3,324)	(21,500)	(6,460)	(41,500)
	(331,556)	(11,716)	(371,003)	(31,716)

Loss before income taxes	(443,875)	(467,602)	(857,363)	(1,049,349)

Income taxes	-	-	-	-

Net Loss	$(443,875)	$(467,602)	$(857,363)	$(1,049,349)

Loss per share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average shares outstanding	318,169,929	272,750,110	292,084,173	272,255,605
(Basic and Diluted)

The accompanying notes are an integral part of these consolidated financial statements.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net Loss	$(443,875)	$(467,602)	$(857,363)	$(1,049,349)

Other comprehensive loss, net of tax:
Foreign currency translation	$(9,115)	$-	$(9,115)	$-

Comprehensive Loss	$(452,990)	$(467,602)	$(866,478)	$(1,049,349)

The accompanying notes are an integral part of these consolidated financial statements.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

 (Formerly Green Automotive Company Corporation)

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY (DEFICIT)

							Accumulated
					Additional		Other	Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Comprehensive	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Equity/(Deficit)
Balance-January 1, 2012	500,000	$500	272,750,110	$272,750	$3,997,036	$(5,621,179)	$-	$(1,350,893)

Conversion of debt for common stock	-	-	14,505,000	14,505	497,101	-	-	511,606

Issuance of common stock for acquisition	300,000	300	39,742,178	39,742	3,447,067	-	-	3,487,109

Conversion of debt for preferred stock	30,000	30	-	-	149,970	-	-	150,000

Total other comprehensive loss, net of tax							(9,115)	(9,115)

Net loss	-	-	-	-	-	(857,363)	-	(857,363)

Balance-September 30, 2012	830,000	$830	326,997,288	$326,997	$8,091,174	$(6,478,542)	$(9,115)	$1,931,344

The accompanying notes are an integral part of these consolidated financial statements.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

(Formerly Green Automotive Company Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	September 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(857,363)	$(1,049,349)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	218,515	137,503
Gain/(Loss) on disposal of assets	-	(9,784)
Issuance of shares for services	-	40,000
Impairment of assets	136,365	-
Change in fair value of derivative liability	193,943	-
Reclassification of other comprehensive loss	(9,115)	-
Changes in assets and liabilities:
Notes receivable	(95,895)	-
Inventories	-	(217,000)
Licenses	-	(327,030)
Prepaid expenses	-	161,568
Accounts payable and accrued expenses	(211,246)	229,936
Deferred revenue	(57,536)
Due to related party	593,092	-
Net cash used in operating activities	(89,240)	(1,034,156)

CASH FLOWS FROM INVESTING ACTIVITIES:
Disposal of vehicle	-	52,000
Cash received on acquisition	149,497	-
Purchase of property and equipment	(4,160)	-
Net cash provided by investing activities	145,337	52,000

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	-	10,000
Payments on long-term debt, net	-	(52,000)
Proceeds/(payments) from notes payable	-	1,036,260
Net cash provided by financing activities	-	994,260

Net Increase in cash	56,097	12,104

CASH AT BEGINNING PERIOD	906	3,885
CASH AT END OF PERIOD	$57,003	$15,989

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$6,460	$-
Cash paid for income taxes	$-	$-

NON-CASH INVESTING AND FINANCING TRANSACTIONS
Common shares issued to settle liabilities	$511,606	$-
Common shares issued for services	$-	$40,000
Common shares issued in relation to acquisition	$1,987,109	$-
Preferred shares issued in relation to acquisition	$1,500,000	$-
Preferred shares issued to settle debt	$150,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

 (Formerly Green Automotive Company Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.

DESCRIPTION OF BUSINESS

Green Automotive Company, formerly GANAS Corp. ("GANAS"), is a Delaware corporation ("Green Auto" or "the Company"). Prior to November 2009, GANAS’s objective was to obtain through acquisitions and/or merger transactions, assets, which could benefit its shareholders. Effective November 4, 2009, GANAS acquired Go Green USA LLC, a Nevada Limited Liability Company organized April 28, 2009 ("Go"), in shares exchange transaction pursuant to which newly issued shares of GANAS common stock were issued in exchange for all of the issued and outstanding Membership Interests of  Go  (the "Go  Merger"). The Go Merger resulted in GANAS issuing 1,436,202 shares of its par value $0.001 common stock for each 1% Membership Interest in Go, following which GANAS changed its name to Green Automotive Company Corporation. Effective September 30, 2011 the Company effected a Change of Domicile, re-incorporating in Nevada and simplifying its name to Green Automotive Company.

The Company is involved in the import and distribution of Eco-friendly vehicles and is presently planning to bring All-Electric and other Eco-friendly vehicles into the United States market. The Company is currently involved in assessing a number of All-Electric and alternate fuel vehicles including an All-Electric Intra-City and Municipal Mass Transit Bus and School Bus, for introduction to the US market.

On June 28, 2012, we entered into a Stock Exchange Agreement (the “Liberty Agreement”) with Liberty Electric Cars Ltd., an England and Wales private company limited (“LEC”), and its wholly-owned subsidiary LEC 2, Limited, an England and Wales private company limited (“LEC2” and together with LEC, the “LEC Entities”), under which our wholly-owned subsidiary, Liberty Automotive Group, Inc. (formerly GAC EV Motors Inc.), a Nevada corporation (“LAG”) agreed to purchase 100% of the issued and outstanding securities of LEC (the “LEC Shares”), and LEC owns 100% of the issued and outstanding securities of LEC2 (the “LEC2 Shares”) (collectively the “LEC Securities”) in exchange for the transfer of Thirty Nine Million Seven Hundred Forty Two Thousand One Hundred Seventy Eight (39,742,178) shares of our common stock held by LAG to the LEC Shareholders. These shares represent approximately 8.19% of our outstanding voting control. This transaction closed on July 23, 2012.

The LEC2 Limited business has ten staff and is based in Coventry England. It has two operational divisions – Liberty E-Tech and Liberty E-Care.

Liberty E-Tech provides support to Electric Vehicle manufacturers. Liberty E-Tech’s know how covers all electric vehicle development phases from the initial feasibility studies to electric vehicle design and concept, prototype build, pre-production tests and validation including full homologation to all international standards for passenger electric cars and commercial electric vehicles. Liberty e-tech’s core competencies include…

•

Systems specification and integration: Functional specification of vehicle systems, using unified modelling language (UML), and systems modelling language (SysML) to promote the generation of bug-free and unambiguous requirements.

•

Diagnosis specification of vehicle systems, based on unified diagnostic services (ISO 14229 -1:2006) and unified diagnostic services over controller area networks (ISO 15765-X:2004)

•

Vehicle architecture design, using controller area network buses (CAN buses, ISO11898), and local interconnect network sub-bus (LIN sub-bus)

•

Simulation of electronic circuits

•

Vehicle System Design Specification

•

Design and DFMEA

•

Full Prototype build and testing

•

DVP, Test & Validation

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

 (Formerly Green Automotive Company Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

•

Support and planning of type approval / homologation activities

•

IPR registry

•

Assistance with Grant applications for early stage research and development work right up to full prototype evaluation and testing.

•

System safety analysis expertise in: Potential failure modes and effects analysis for design and system level (D-FMEA and S-FMEA), to AIAG process including boundary identification and documentation, functional breakdown, block diagrams, interface diagrams, parameter diagrams (P-diagrams), Screen plots for targeting of RPNs after identification of critical and significant characteristics, functional hazard analysis.

•

Diagnostics system specification for manufacturing systems, including SQL database tie-ins to production systems to accommodate product options and for storage of results in the main production management system.

The Company is currently working on:

•

a serial hybrid solution – “plug and play” which can be removed from the vehicle when not in use and for which a patent application has been made;

•

Bug-e, an Electric sports vehicle solution aimed at the younger market (so called Generation “Y”) providing fun and safety in the spirit of the “Beach Buggy”;

•

Next generation pure electric delivery truck in the 3.5t to 7.5t GVW category.

•

A testing program for an EV van in conjunction with a major car manufacturer

•

Developing new “rare earth metal free” Electric motors in a Govt. sponsored program.

Liberty E-Care provides a full package of after sales support for all types of electric vehicles, and has contracts with several global companies to provide its services.

The Liberty E-Care team was created from the merger of the Liberty Electric Car support team and the Modec Service operation, which collectively had over 250 electric vehicles in the market across Europe. The combined team has over 200 man years of experience in automotive engineering, and 70 man years specifically in the EV sector. This unmatched level of knowledge and experience equips the team to supply the very highest level of service and support for all types of Electric Vehicles.

Liberty E-Care has recently launched a membership support programme called “The Club”. For an annual membership fee, the owner of an electric vehicle can access our highly skilled operators via a telephone hotline, receive software updates as and when required, and, in the case of an intervention, avoid paying a call out fee. The Liberty E-Care team is field based and thus intervention takes place at the owner’s location reducing down time.

Liberty E – Care is staffed by skilled EV technicians with years of experience, capable of diagnosing and repairing everything on an EV from the battery to the motors, from the software to the traction controllers, and much of it remotely due to proprietary remote diagnostic tools. E – Care will soon have the ability to overhaul and upgrade battery packs providing them with a second and third life as an EV energy source

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

 (Formerly Green Automotive Company Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.

BASIS OF PRESENTATION

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and do not include all the information and notes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation of the financial statements have been included. The results for the nine months ended September 30, 2012 are not necessarily indicative of the results that may be expected for the year ending December 31, 2012. These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in Form 8-K filed with the SEC.

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to GAAP in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Principles of Consolidation

The Company’s consolidated financial statements include the assets, liabilities and operating results of majority-owned subsidiaries. The Company does not hold significant variable interests in any variable interest entities. All significant intercompany accounts and transactions have been eliminated.

Going Concern

The Company has sustained losses since its inception on April 28, 2009. It has an accumulated deficit of $6,478,542 from inception through September 30, 2012. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiating with a business entity for the combination of that target company with the Company (see Note 4).

There is no assurance that the Company will ever be profitable. These unaudited consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of the financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The assumptions used by management in future estimates could change significantly due to changes in circumstances, including, but not limited to, challenging economic conditions. Accordingly, future estimates may differ significantly.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

 (Formerly Green Automotive Company Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

Cash and cash equivalents consist of amounts held as bank deposits and highly liquid debt instruments purchased with an original maturity of three months or less. The Company had no cash equivalents as of September 30, 2012 and December 31, 2011.

Concentrations

The Company currently maintains substantially all of its cash with major financial institutions. At times, cash balances may be in excess of the amounts insured by the Federal Deposit Insurance Corporation.

Comprehensive Loss

In June 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-05, Presentation of Comprehensive Income (“ASU 2011-05”), which amends FASB Codification Topic 220 on comprehensive income disclosures.  The new guidance allows an entity to present components of net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive statements, while eliminating the option to report other comprehensive income and its components in the statement of changes in shareholders’ equity.  The provisions of ASU 2011-05 were adopted in 2012.  The adoption of ASU 2011-05 did not impact the Company’s consolidated financial position, results of operations or cash flows as it required only a change in the format of presentation.

Intangible Assets

Acquired intangible assets are amortized over their useful lives unless the lives are determined to be indefinite. Acquired intangible assets are carried at cost, less accumulated amortization. Amortization of finite-lived intangible assets is computed over the useful lives of the respective assets.

Property and Equipment

Property and equipment consist of leasehold improvements, furniture and fixtures, equipment and vehicles are stated at cost. Property and equipment are depreciated using the straight-line method over the estimated service lives ranging from three to seven years. Maintenance and repairs are expensed as incurred and improvements are capitalized. Gains or losses on the disposition of fixed assets are recorded upon disposal.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.

If the carrying amount of an asset exceeds its undiscounted estimated future cash flows, an impairment review is performed. An impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet. Impairment charge related to Licenses and homologation costs amounted to $100,065 and $0 for the nine months ended September 30, 2012 and 2011, respectively.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

 (Formerly Green Automotive Company Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value Measurements

ASC 820, “Fair Value Measurements”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value: Level 1, defined as observable inputs such as quoted prices in active markets for identical assets or liabilities; Level 2, inputs other than level one that are either directly or indirectly observable such as quoted prices for identical or similar assets or liabilities on markets that are not active; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740, “Accounting for Income Taxes”, as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Revenue Recognition

We recognize revenues related to annual subscriptions and services of electric vehicles in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) No. 605, Revenue Recognition.  Revenue is recognized when we have evidence of an arrangement, a determinable fee, and when collection is considered to be probable and services are provided. In the event that final acceptance of our product by the customer is uncertain, revenue is deferred until all acceptance criteria have been met.

Grant Income

Grant income is not recognized until grant claim has been submitted and approved by Government representatives.

E-tech services

Revenues from consultancy services are recognized only when all services have been rendered and collectability is reasonably assured.

E-Care services

Revenues from maintenance, repair, and overhaul services are recognized once the work is complete and the customer is satisfied.

Net Loss per Common Share

The Company computes net loss per share in accordance with ASC 260, "Earnings per Share". ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

 (Formerly Green Automotive Company Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Share-Based Payment Arrangements

Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on the estimated number of awards that are ultimately expected to vest. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expenses resulting from share-based payments are recorded in operating expenses in the consolidated statement of operations.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation. Such reclassifications had no impact on previously reported net loss.

Recent Accounting Pronouncements

In September 2011, the FASB issued ASU No. 2011-05 “Presentation of Comprehensive Income”, that updates the presentation such that an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. ASU No. 2011-05 is effective for public entities for fiscal years, and interim periods within those years, beginning after December 15, 2011 (the first quarter of our fiscal year 2012). Further, in December 2011, the FASB issued ASU No. 2011-12 that effectively defers the changes in ASU No. 2011-05 related to the presentation of reclassification adjustments out of accumulated other comprehensive income. We updated our presentation of comprehensive income in accordance with this ASU. The adoption of this ASU did not result in a material impact on our consolidated financial statements and related disclosures.

In December 2011, the FASB issued ASU No. 2011-11 “Disclosures about Offsetting Assets and Liabilities”, the objective of which is to provide additional disclosures on the effect or potential effect of rights of setoff associated with an entity’s recognized assets and recognized liabilities within the scope of the update. The update primarily impacts financial instruments and derivatives subject to a master netting arrangement or similar agreement. ASU No. 2011-11 is effective for fiscal years, and interim periods within those years, beginning on or after January 1, 2013 (the first quarter of our fiscal year 2013). We are currently evaluating the disclosures required under this ASU.

In 2011, the FASB issued an ASU, which is intended to reduce the complexity and costs by allowing an entity the option to make a qualitative evaluation about the likelihood of good will impairment to determine whether it should calculate the fair value of a reporting unit. The ASU also expands upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The ASU is effective for the Company in the first quarter of 2013, with early adoption permitted. The Company is currently evaluating the impact of the ASU on its consolidated financial statements.

Other recent pronouncements issued by FASB (including its Emerging Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

 (Formerly Green Automotive Company Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.

ACQUISITIONS

On June 28, 2012, we entered into a Stock Exchange Agreement (the “Agreement”) with Liberty Electric Cars Ltd., an England and Wales private company limited (“LEC”), and its wholly-owned subsidiary LEC 2 Limited, an England and Wales private company limited (“LEC2” and together with LEC, the “LEC Entities”), under which our wholly-owned subsidiary, Liberty Automotive Group, Inc. (formerly GAC EV Motors Inc.), a Nevada corporation (“LAG”) agreed to purchase 100% of the issued and outstanding securities of LEC Entities in exchange for Thirty Nine Million Seven Hundred Forty Two Thousand One Hundred Seventy Eight (39,742,178) shares of our common stock held by LAG to the LEC Shareholders.  These shares represent approximately Ten percent (10%) of our outstanding voting control.  This transaction closed on July 23, 2012.

Additionally, pursuant to the Agreement, we issued to GAC Automotive Services, Inc., a Nevada corporation and one of our wholly-owned subsidiaries (“GAC Auto”) Ten Million (10,000,000) shares of Series B Convertible Preferred Stock (the “Series B Shares”).  The issuance of the Series B shares to GAC Auto is not part of the purchase price of the LEC Entities and is not compensation to the LEC Entities or LEC Shareholders, but is reserved for issuance to certain entities and/or assets that LEC and/or LEC2 have been in negotiations with at the time of execution of the Agreement if those entities are purchased by us or our subsidiaries.  The determination as to when and if to transfer the Series B Shares from GAC Auto to a selling party must be approved by our Board of Directors.

As part of the Agreement, the Company issued 300,000 shares of restricted preferred stock to two LEC Directors as a covenant not to compete. The preferred shares are fully forfeitable in the event the Directors terminated their employment before the third year anniversary. Additionally, these preferred shares were valued at $5 per share and were recoded as part of purchase price.

Contemporaneously with the Agreement, we entered into a Stock Purchase Agreement (the “Stock Agreement”) with First Market Services, a Nevada corporation (“FMS”), under which we may sell up to One Hundred Twenty Thousand (120,000) shares of our Series A Preferred Stock (the “Series A Shares”) with the purchase price of Five Dollars ($5) per share.  Pursuant to the Stock Agreement, FMS has the right to purchase the Series A Shares in increments of One Thousand Dollars ($1,000) with a minimum purchase of Fifty Thousand Dollars ($50,000) per month for a minimum of twelve (12) months, with Forty Thousand Dollars ($40,000) being earmarked for the LEC Entities to fund their operations and growth, and Ten Thousand Dollars ($10,000) being earmarked to fund the costs associated with the Company being a public company.

The allocation of the purchase price and the estimated fair market values of the assets acquired and liabilities assumed are shown below.

Cash	$149,497
Notes receivable	212,773
Other current assets	492,174
Property and equipment, net of accum. depreciation	197,469
Intangible asset (covenant not to compete)	1,500,000
Other intangible assets	2,233,543
Total assets acquired	4,785,456

Accounts payable and accrued expenses	446,945
Deferred revenue	182,982
Notes payable	625,195
Other	43,225
Total liabilities assumed	1,298,347

Net assets acquired	$3,487,109

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

 (Formerly Green Automotive Company Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.

PROPERTY AND EQUIPMENT

Property and equipment consists of the following: as of September 30, 2012 and December 31, 2011:

	September 30, 2012	December 31, 2011
Leasehold improvements	$10,134	$	−
Furniture and fixtures	10,662		8,080
Equipment	119,553		−
Vehicles	141,841		4,500
	282,190		12,580
Less accumulated depreciation	(60,175)		(4,881)

	$222,015		$7,699

Substantially all property and equipment in 2012 are located in UK and were acquired as part of LEC Entities acquisition see Note 4). For the nine month period ended September 31, 2012 and 2011, depreciation expense was $7,702 and $7,181, respectively.

6.

INTANGIBLE ASSETS

Intangible assets consist of the following:

	September 30, 2012		December 31, 2011
Go License		$500,000	$500,000
Crash test homologation costs		228,912	301,423
		728,912	801,423
Less amortization		(728,912)	(470,156)

	$	−	$331,267

Amortization expense was $158,691 for the period ended September 30, 2012. Additionally, the Company impaired the remaining basis in the intangibles during the period ended September 30, 2012 which amounted to $136,365.

7.

DUE TO RELATED PARTY

Due to related party consist of advances from and accrued salaries to officers and directors of the Company. These advances do not bear interest and are due on demand.

On December 31, 2010, the Company entered into an Assignment Agreement with Global Market Advisors, a company acting as a trustee in a Settlement Agreement between the Company’s former CEO and certain Company’s creditors, whereby the Company’s former CEO agreed to settle all claims and obligations amounted to $469,560 on behalf of the Company to the creditors in consideration for assigning 45,000,000 common shares of his personal shares to the creditors, the Company recorded a gain on debt settlement of $469,560 during the year ended December 31, 2010.

Additionally, in March 2012, Investment & Finance Company IFC Ltd (“IFC”) agreed to settle the disputes and the Company’s accrued debt of $430,689 to certain of its former officers, Directors and employees consisting of claims for back/accrued salaries, un-reimbursed out of pocket expenses paid on behalf of the Company in exchange for 8,000,000 shares of the Company’s common stock. The Company recorded $30,689 loss on settlement of liability.

The Company has received advances during the first nine months of 2012 in the amount of $250,000.  These advances were either made directly from an officer or director of the Company, or an affiliate of his.  These advances are due upon demand and do not bear any interest.  The Company converted $150,000 of the advances in the third quarter of 2012 to 30,000 shares of the Company’s preferred stock at $5.00 per share.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

 (Formerly Green Automotive Company Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.

DEBT

During the year 2011 and through December 21, 2011, the Company borrowed a total of $1,139,670 (including accrued interest) from FMS under the Agreement, all advances were supported individually by a CPN, the notes bore interest at 18% per annum and were convertible into the Company’s common stock at the rate of 0.05 limited to a ceiling of 4.99% of total outstanding shares on date of conversion.

On December 21, 2011, the Company and FMS entered into the Settlement & Conversion Agreement (“SCA”) whereby the parties agreed that FMS should forgive all amounts owed from the Company under the agreement including the accrued interest as documented under the individual CPN for a total of $1,139,670 in consideration the Company issued to FMS 500,000 shares of the Company’s restricted no par value Series A Convertible Preferred Stock (“CPS”) (see Note 10). The CPS is convertible into Company’s common stock in accordance with the following formula (limited to 16.667% of the then issued and outstanding common stock):

No. of common shares to be issued upon conversion of CPS =

No. of common stock outstanding on date of conversion fully diluted x (0.000001 x No. of preferred stock outstanding at date of conversion).

The Company recorded a loss on settlement of the convertible notes of $1,373,045 and was recorded in the 2011 consolidated statement of operations.

On January 1, 2012 the Company made and entered into a credit facility with Global Trade Finance (“GTF”) to provide credit up to $250,000.  The Company had drawn down $79,000 of the facility through the second quarter of 2012.  The effective rate of interest is 8% on the facility, and the facility was to be secured by 5,000,000 shares of Green Auto common stock, and the advances made to the Company under the credit facility were not reduced to Convertible Notes.  The facility was to be due January 1, 2013, or up to twenty four months if demand for repayment is not made, however, effective June 30, 2012, the $79,000 was converted into 1,500,000 shares of Green Auto common stock. The Company recorded $4,000 loss on settlement of debt. The Company has borrowed another $25,000 on this facility that it still owes under the same terms listed above.

As part of the acquisition of Liberty Electric described in Note 4 above, the Company had $625,195 in notes payable.  Most of these notes are non-interest bearing and due upon demand.  One note in the amount of $145,232 has an interest rate of 12% and is due to a related party.  The balance due on Liberty’s notes at September 30, 2012 is $738,245.

9.

STOCK INCENTIVE PLAN

The Company adopted the 2011 Non-Qualified Stock Incentive Plan. The 2011 Stock Incentive Plan, which permits the grant of awards in the form of incentive stock options, restricted stock awards and stock units to its key employees and non-employee consultants. There were no new stock options granted, exercised or expired during the period ended September 30, 2012.

The Company has the following options outstanding and exercisable as of September 30, 2012.

		Weighted-	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Options	Price	Life (Years)	Value

Exercisable & outstanding at September 30, 2012	4,000,000	$0.002	0.66	$191,500

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

 (Formerly Green Automotive Company Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.

EQUITY

Convertible Preferred Stock and Derivative Liability

On December 21, 2011, the Company and FMS entered into the Settlement & Conversion Agreement (“SCA”) whereby the parties agreed that FMS should forgive all amounts owed from the Company under the agreement including the accrued interest as documented under the individual convertible promissory notes for a total of $1,139,670 in consideration the Company issued to FMS 500,000 shares of the Company’s restricted no par value Series A Convertible Preferred Stock (“CPS”).

On September 29, 2012, The Company issued an additional 30,000 CPS to FMS to settle $150,000 of advances owed to FMS (see Note 6) at a conversion rate of $5 per CPS.

The CPS is convertible into Company’s common stock in accordance with the following formula (limited to 16.667% of the then issued and outstanding common stock):

No. of common shares to be issued upon conversion of CPS =

No. of common stock outstanding on date of conversion fully diluted x (0.000001 x No. of preferred stock outstanding at date of conversion).

Due to their being no explicit limit to the number of shares to be delivered upon settlement of the above conversion option embedded in the CPS, the conversion feature is classified as derivative liabilities and recorded at fair value.

Pursuant to ASC 815, “Derivatives and Hedging,” the Company initially recognized the fair value of the embedded conversion feature of the CPS on date of issuance of $1,651,488 and was charged to operations. On September 30, 2012, the Company recorded a mark-to-market adjustment based on the fair value of the derivative liability on that date which resulted in a gain of $84,500. The fair value of the derivative liability was determined using the Black Scholes option pricing model with a quoted market price of $0.05, a conversion price of  $0.025, expected volatility of 86%, no expected dividends, an expected term of one year and a risk-free interest rate of 0.17%.

The following table summarizes the derivative liabilities included in the consolidated balance sheet at September 30, 2012:

Balance at December 31, 2011	$1,373,045
Derivative liability related to Preferred Stock issued	278,443
September 30, 2012 change in fair value	(84,500)
Balance at September 30, 2012	$1,566,988

11.

SUBSEQUENT EVENTS

On October 12, 2012, the Company entered into an Acquisition and Stock Exchange Agreement to acquire 100% of the common stock of Newport Coach Works, Inc. for 5,000,000 shares of the Company’s common stock and up to an additional 22,000,000 shares based on Newport’s future operations.  The additional shares will be based on Newport acquiring and manufacturing sixty compressed natural gas engine buses.  Additionally, the Company has committed to fund Newport with $1,000,000 over the next twelve months.

On or about November 13, 2012, we issued an aggregate of 1,004,180 shares of our common stock to four non-affiliate investors in exchange for $216,903 owed by Liberty under debt instruments. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

GREEN AUTOMOTIVE COMPANY AND SUBSIDIARIES

 (Formerly Green Automotive Company Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.

SUBSEQUENT EVENTS (continued)

On or about November 13, 2012, we issued 300,000 shares of our common stock to one non-affiliate investor in exchange for $47,038 owed by Liberty for services performed. The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.

On December 4, 2012, we entered into amended and restated independent contractor agreements in order to clarify that the total of 300,000 shares of our Series A Preferred Stockwas issued to Mr. Hobday and Mr. West in exchange for their agreement not to compete with us, which was part of the purchase price we paid, as well as to clarify the forfeiture provisions. The amended and restated independent contractor agreements replace the independent contractor agreements dated July 20, 2012 in their entirety.

Pursuant to the NCWI transaction, we agreed to issued 5,000,000 shares of our common stock to Mr. Carter Read, the Chief Executive Officer of Newport Coachworks, Inc., our wholly-owned subsidiary, in connection with the NCWI Transaction.  When we issue the shares the issuance will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investor was either accredited or sophisticated and familiar with our operations.